EXCHANGE AGREEMENT BY AND BETWEEN
                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.
                         MARY E. ROSS and GARY C. LEWIS



      THIS AGREEMENT is made and entered into by and between Lighten Up Enterprises International, Inc., ("Lighten Up) a Nevada corporation, Gary C. Lewis and Mary E. Ross ("Ross) on this 4th day of April, 2005.

      WHEREAS, Lighten Up Enterprises International, Inc. was incorporated under the laws of the state of Nevada on January 29, 1998 under the name K.H.F. Technologies. Since May 30, 2002 the Company has been in the business of publishing and selling books, promoting the food services marketed by Mary Ross, and engaging in related business activities; and

      WHEREAS, the results of those business operations have been disappointing and management has been engaged in seeking new business opportunities with which Lighten Up could become involved; and

      WHEREAS, such an opportunity has now presented itself and through related negotiations, it has been determined that it is in the best interest of Lighten Up to divest itself of its prior business assets in exchange for the redemption of a substantial portion of its presently outstanding restricted shares which are registered to Mary E. Ross and Gary C. Lewis; and

      WHEREAS, the parties hereto wish to enter into this written agreement to effect the foregoing exchange.

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto mutually agree as follows:

      1. Sale, Conveyance and Assignment of Assets. Lighten Up hereby sells, assigns and conveys to Mary E. Ross all of its right, title and interest in and to all books related to food , cooking and nourishment (including intellectual properties, copyrights, trademarks and logos), all promotional materials related thereto, any interest in the personality or professional property of Mary E. Ross also known as "Mary Ross, any and all websites featuring the name or likeness of Mary Ross or intellectual properties owned or supplies by her, together with 100% of the member interests of Lighten Up Enterprises LLC, a Utah Limited Liability Company acquired by Lighten Up on May 30, 2002, and all Lighten Up's interest in any and all businesses in which it has been engaged at any time prior to the date of this agreement.

      2. Cancellation of Shares. In exchange for the foregoing, Mary E. Ross tenders certificates representing 19,975,000 restricted $0.001 par value common shares of Lighten Up for cancellation; and Gary C. Lewis tenders certificates representing 1,065,000 restricted $0.001 par value common shares of Lighten Up for cancellation. Mary E. Ross and Gary C. Lewis agree that the assets received


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

by Mary E. Ross hereunder constitute full and adequate consideration for the cancellation of the foregoing shares of stock, and agree that the same will, hereafter, be deemed null and void, and will constitute no claim of any type or sort in or against the assets or equity of Lighten Up Enterprises International, Inc., or any of its subsidiaries or successors. Ross and Lewis agree to take all measures necessary to effect the cancellation of these shares.

      3. Effective date of Exchange. The parties agree that the effective date of the foregoing Exchange shall not occur until the date upon which an Agreement of Merger and Plan of Reorganization Among Lighten Up Enterprises International, Inc., LTUP Acquisition Corp. and BioNovo, Inc. has been closed according to its terms, and BioNovo has been fully vested as a wholly-owned subsidiary of Lighten Up Enterprises International, Inc.

      4. Entire Agreement. This Written Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

      5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective in any such jurisdiction to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



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

      6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.

      7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Nevada.

                         LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.



                         By:
                             --------------------------------------------
                         Mary E. Ross



                         ------------------------------------------------
                         Mary E. Ross, an individual




                         ------------------------------------------------
                         Gary C. Lewis